UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022 (February 28, 2022)

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street

Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) is being filed by Minim, Inc. (the “Company”) for the purpose of amending a portion of the disclosure previously included in Item 5.02 of that certain Current Report on Form 8-K originally filed by the Company with the Securities and Exchange Commission (“SEC”) on February 28, 2022 (the “Original Form 8-K”). This Amendment is being filed to supplement certain information previously filed with the Original Form 8-K with respect to the employment agreements with Mr. Patel. Other than as set forth in this Explanatory Note, this Amendment does not amend any other disclosures in the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, the Company announced the appointment of Mehul Patel, 45, as its Chief Financial Officer, effective on or about March 21, 2022 (the “Effective Date”). Mr. Patel joined the Company on the Effective Date and replaces the Company’s previous chief financial officer, Sean Doherty, who informed the Company of his resignation on December 22, 2021, as disclosed in the Company’s Current Report on Form 8-K filed on December 22, 2021. Mr. Doherty’s last day with the Company was March 21, 2022.

In connection with joining the Company and as previously disclosed, it was anticipated that Mr. Patel would execute a standard executive employment agreement (“Executive Employment Agreement”) and a standard executive severance agreement (“Severance Agreement,” and together with the Executive Employment Agreement, the “Executive Agreements”) upon his joining the Company. Mr. Patel has signed the Executive Agreements.

The compensation terms of the Executive Agreements are consistent with the terms previously disclosed in the Original Form 8-K. In addition to the disclosed compensation terms, the Severance Agreement provides certain compensatory benefits upon specified circumstances relating to a future separation of employment from the Company. The Severance Agreement provides that Mr. Patel will receive six months’ of continued base salary and certain insurance premiums to be paid upon any termination of employment without Good Cause or for Good Reason (as defined therein).

If Mr. Patel’s employment is terminated without Good Cause or for Good Reason within three months prior to or twelve months after a Change of Control (as defined therein), he will receive a lump sum of twelve months’ base salary and certain insurance premiums, and a pro-rated annual bonus. As previously disclosed, Mr. Patel’s annual base compensation is $300,000. The agreement further provides that his outstanding and unvested equity subject to time-based vesting will be accelerated and deemed fully vested.

The foregoing description of the Executive Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is included as Exhibit 10.1 to this Amendment. The foregoing description of the Severance Agreement is qualified in its entirety by reference to the severance agreement form, which is included as Exhibit 10.1 to the Form 8-K/A filed with the Securities and Exchange Commission on October 27, 2021.

Item 9.01(d) Exhibits.

The following exhibits are filed herewith:

10.1	Employment Agreement, dated as of March 21, 2022 between the Company and Mehul Patel.

10.2	Form of Severance Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K/A filed by the Company on October 27, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:March 24, 2022	MINIM, INC.

	By:	/s/ Graham Chynoweth
	Name:	Graham Chynoweth
	Title:	Chief Executive Officer